Exhibit 99.1

Investcorp Credit Management BDC, Inc. Announces Financial Results for the Quarter and Year Ended December 31, 2025

Board Announces Review of Strategic Alternatives to Maximize Shareholder Value Led by Special Committee of Independent Directors

Company to Host Conference Call April 1st to Discuss the Financial Results

Investcorp Credit Management BDC, Inc. (NASDAQ: ICMB) (“ICMB” or the “Company”) announced its financial results today for its fiscal quarter and year ended December 31, 2025 and its Board has commenced a review of strategic alternatives led by a Special Committee of Independent Directors.

The Special Committee will be evaluating a broad range of strategic, financial and business configuration options for the Company. In parallel, the Board has decided to not declare a quarterly dividend for the current quarter ended March 31, 2026.

FINANCIAL HIGHLIGHTS

•	During the quarter, ICMB made a $1.5 million investment in one existing portfolio company.

•	ICMB fully realized its investments in three portfolio companies during the quarter, totaling $8.2 million in proceeds. The internal rate of return on these investments was 10.59%.

•	During the quarter, the Company had net draws of $1.8 million on delayed draw and revolving credit commitments to portfolio companies.

•	The weighted average yield on debt investments, at fair market value, as of December 31, 2025, was 10.56%, compared to 10.87% for the quarter ended September 30, 2025.

•

Net asset value decreased $0.79 per share to $4.25, compared to $5.04 as of September 30, 2025. Net assets decreased by $11.4 million, or 15.65%, during the quarter ended December 31, 2025 compared to September 30, 2025.

•

On March 30, 2026, ICMB refinanced its existing 4.875% Notes with new unsecured notes provided by an affiliate of its investment adviser with a floating rate of interest of SOFR plus 5.5% and a maturity of July 1, 2029.

Portfolio results, as of and for the three months ended December 31, 2025:

Total assets	$188.8 million
Investment portfolio, at fair value	$172.7 million
Net assets	$61.3 million
Weighted average yield on debt investments, at fair market value (1)	10.56%
Net asset value per share	$4.25
Portfolio activity in the current quarter:
Number of investments in new portfolio companies	0
Number of portfolio companies invested in	37
Total capital invested in existing portfolio companies (2)	$3.9 million
Total proceeds from repayments, sales, and amortization (3)	$10.3 million
Net investment income before taxes (NII)	$0.3 million
Net investment income before taxes per share	$0.02
Net decrease in net assets from operations	($9.4) million
Net decrease in net assets from operations per share	($0.65)

(1)

Represents average yield on total debt investments weighted by fair market value as of December 31, 2025. The weighted average yield on total debt investments reflected above does not represent actual investment returns to the Company’s stockholders.

(2)	Includes gross advances for delayed draw and revolving credit commitments and PIK interest to existing portfolio companies.
(3)	Includes gross repayments on existing delayed draw and revolving credit commitments to portfolio companies.

Mr. Suhail A. Shaikh, chief executive officer of ICMB, said “We remain focused on actively managing our portfolio and continue to work closely with our portfolio company management teams and private equity sponsors. New deal activity was relatively muted for ICMB during the quarter. We remain disciplined in managing the Company’s capital, balancing debt repayment with new investments. Subsequent to the end of the quarter, we refinanced our maturing 4.875% Notes with debt capital from an affiliate of our investment adviser.” Mr. Shaikh continued, “As we continue to navigate the current market environment, we believe now is the appropriate time to consider strategic alternatives for the Company that could allow us to more effectively maximize value for our shareholders. As the Board conducts its review, our team will remain focused on executing our strategic priorities.”

Mr. Robert Andrew Muns, chief financial officer of ICMB, noted: “Given the current market environment, our priority is disciplined capital allocation, including selective capital deployment and portfolio rotation, consistent with our focus on protecting net asset value, enhancing long-term shareholder value and maintaining adequate liquidity. Our Board’s determination to not declare a dividend this quarter and initiate a strategic review is consistent with this priority, which will likely guide its approach with respect to future dividends while taking into account the minimum distribution requirements necessary for us to maintain our regulated investment company tax status.”

Portfolio and Investment Activities

During the quarter, the Company made a $1.5 million investment in one existing portfolio company.

The Company received proceeds of $10.3 million from repayments, sales and amortization during the quarter, primarily related to the realization of LABL Term Loan and Advanced Solutions Preferred Stock.

During the quarter, the Company had net draws of $1.8 million on delayed draw and revolving credit commitments to portfolio companies.

The Company’s net realized and unrealized losses of approximately $9.5 million, or $0.66 per share. The total net decrease in net assets resulting from operations for the quarter was $9.4 million, or $0.65 per share.

As of December 31, 2025, the Company’s investment portfolio consisted of investments in 37 portfolio companies, of which 80.76% were first lien investments and 19.24% were equity, warrants, and other investments. The Company’s debt portfolio consisted of 98.0% floating rate investments and 2.0% fixed rate investments.

Capital Resources

As of December 31, 2025, the Company had $15.0 million in cash, of which $10.4 million was restricted cash, and $41.1 million of unused capacity under its revolving credit facility with Capital One, N.A.

Subsequent Events

Subsequent to December 31, 2025 and through March 30, 2026, the Company invested a total of $0.8 million, which included investments in two existing portfolio companies, and received approximately $13.3 million from the sale and repayment of four positions. As of March 30, 2026, the Company had investments in 34 portfolio companies.

On March 29, 2026, the Company entered into a financing arrangement with ICAP, an affiliate of the Adviser, pursuant to which ICAP will provide a $65.0 million unsecured note bearing interest at a floating rate of SOFR plus 5.50% per annum and maturing on July 1, 2029. The proceeds from this financing will be used to repay in full the Company’s outstanding 2026 Notes due April 1, 2026. Following this financing arrangement, the Company believes it will remain in compliance with all applicable asset coverage requirements.

The Company announced today that its Board has entered into a formal review process to evaluate strategic alternatives for the Company and the Board has authorized a Special Committee solely comprised of independent directors to lead the process. The Company has not set a timetable for the conclusion of the strategic alternatives review. There can be no assurance that the review will result in a transaction or change the Company’s announced strategy. The Company does not intend to comment further regarding the review unless or until it determines that further disclosure is appropriate or necessary.

Earnings Conference Call

The Company will host an earnings conference call at 9:00 am (Eastern Time) on Wednesday, April 1, 2026 to review its financial results and conduct a question-and-answer session. All interested parties may participate in the conference call by dialing (800) 550-9893 5-10 minutes prior to the call; international callers should dial (858) 609-8959. Participants should enter 872058# as the passcode, then press 2 when prompted. For those who are not able to listen to the call, a replay will be available shortly after the call by visiting our website at http://icmbdc.com/earnings-calls/.

Investcorp Credit Management BDC, Inc. and Subsidiaries

Consolidated Statements of Assets and Liabilities

	December 31, 2025	December 31, 2024	June 30, 2024
Assets
Non-controlled, non-affiliated investments, at fair value (amortized cost of $177,110,265, $184,154,029, and $189,319,802, respectively)	$159,985,717	$188,602,029	$181,948,376
Affiliated investments, at fair value (amortized cost of $13,340,494, $16,351,878, and $15,149,238, respectively)	12,673,145	3,014,929	2,621,154

Total investments, at fair value (amortized cost of $190,450,759, $200,505,907, and $204,469,040, respectively)	172,658,862	191,616,958	184,569,530
Cash and cash equivalents	4,582,403	771,483	158,768
Restricted cash and cash equivalents	10,416,042	11,333,064	4,950,036
Principal receivable	55,377	720,855	50,609
Interest receivable	808,703	1,576,381	1,301,516
Payment-in-kind interest receivable	190,790	85,399	66,625
Short-term receivable	—	160,901	—
Long-term receivable	—	489,365	631,667
Escrow receivable	—	—	97,173
Prepaid expenses and other assets	124,928	97,324	411,821

Total Assets	$188,837,105	$206,851,730	$192,237,745

Liabilities
Debt:
Revolving credit facility	$58,900,000	$58,500,000	$43,000,000
2026 Notes payable	65,000,000	65,000,000	65,000,000
Deferred debt issuance costs	(754,121)	(1,369,415)	(1,654,870)
Unamortized discount	(17,778)	(88,888)	(124,443)

Debt, net	123,128,101	122,041,697	106,220,687
Payable for investments purchased	—	1,474,677	7,425,000
Interest payable	1,887,457	1,894,921	1,950,925
Dividend payable	—	1,728,749	—
Base management fees payable	786,986	769,176	816,777
Income-based incentive fees payable	351,571	501,955	128,876
Deferred income liability	440,084	—	—
Directors’ fees payable	—	81,323	—
Accrued expenses and other liabilities	916,894	757,102	685,271

Total Liabilities	127,511,093	129,249,600	117,227,536
Commitments and Contingencies (see Note 6)
Net Assets
Common stock, par value $0.001 per share (100,000,000 shares authorized and 14,432,472, 14,406,244, and 14,403,752 shares issued and outstanding, respectively)	14,432	14,406	14,404
Additional paid-in capital	203,128,982	203,505,480	203,103,263
Distributable earnings (loss)	(141,817,402)	(125,917,756)	(128,107,458)

Total Net Assets	61,326,012	77,602,130	75,010,209

Total Liabilities and Net Assets	$188,837,105	$206,851,730	$192,237,745

Net Asset Value Per Share	$4.25	$5.39	$5.21

Investcorp Credit Management BDC, Inc. and Subsidiaries

Consolidated Statements of Operations (unaudited)

	Twelve Months Ended December 31,	Six Months Ended December 31,	Twelve Months Ended June 30,
	2025	2024	2024	2023
Investment Income:
Interest income
Non-controlled, non-affiliated investments	$14,562,641	$8,680,899	$20,271,776	$23,822,181
Non-controlled, affiliated investments	43,586	3,660	12,451	(20,611)

Total interest income	14,606,227	8,684,559	20,284,227	23,801,570
Payment in-kind interest income
Non-controlled, non-affiliated investments	874,311	2,329,399	2,028,744	1,250,169
Non-controlled, affiliated investments	618,203	42,079	77,680	70,070

Total payment-in-kind interest income	1,492,514	2,371,478	2,106,424	1,320,239
Dividend income
Non-controlled, non-affiliated investments	81,607	—	54,138	101,755
Non-controlled, affiliated investments	—	—	—	—

Total dividend income	81,607	—	54,138	101,755
Payment in-kind dividend income
Non-controlled, non-affiliated investments	452,742	432,669	784,854	691,972
Non-controlled, affiliated investments	—	—	—	—

Total payment-in-kind dividend income	452,742	432,669	784,854	691,972
Other fee income
Non-controlled, non-affiliated investments	636,626	134,051	648,659	768,617
Non-controlled, affiliated investments	—	—	—	—

Total other fee income	636,626	134,051	648,659	768,617
Other income	126,519	—	—	—

Total investment income	17,396,235	11,622,757	23,878,302	26,684,153
Expenses:
Interest expense	7,605,454	3,752,412	8,606,309	8,413,409
Base management fees	3,465,211	1,671,831	3,800,693	4,201,394
Income-based incentive fees	(150,384)	501,540	(72,942)	401,597
Professional fees	1,210,014	718,289	1,239,122	984,290
Allocation of administrative costs from Adviser	978,448	382,064	1,360,194	966,045
Amortization of deferred debt issuance costs	615,294	306,004	576,475	693,333
Amortization of original issue discount — 2026 Notes	71,110	35,555	71,110	71,110
Insurance expense	497,149	255,536	479,502	506,963
Directors’ fees	307,500	175,852	294,907	302,500
Custodian and administrator fees	294,256	147,986	316,128	292,267
Other expenses	498,948	346,109	713,789	516,160

Total expenses	15,393,000	8,293,178	17,385,287	17,349,068
Waiver of base management fees	(349,320)	(131,735)	(365,225)	(387,311)
Waiver of income-based incentive fees	—	—	—	—

Net expenses	15,043,680	8,161,443	17,020,062	16,961,757

Net investment income before taxes	2,352,555	3,461,314	6,858,240	9,722,396

Income tax expense, including excise tax expense	447,781	315,075	267,150	294,330

Net investment income after taxes	1,904,774	3,146,239	6,591,090	9,428,066

Net realized and unrealized gain/(loss) on investments:
Net realized gain (loss) from investments
Non-controlled, non-affiliated investments	(1,849,766)	(8,114,711)	(7,731,553)	(26,890,095)
Non-controlled, affiliated investments	—	—	(6,239,984)	—

Net realized gain (loss) from investments	(1,849,766)	(8,114,711)	(13,971,537)	(26,890,095)

Net change in unrealized appreciation (depreciation) in value of investments
Non-controlled, non-affiliated investments	(8,706,047)	11,819,426	1,797,807	21,966,347
Non-controlled, affiliated investments	(196,901)	(808,865)	1,490,170	(1,269,815)

Net change in unrealized appreciation (depreciation) on investments	(8,902,948)	11,010,561	3,287,977	20,696,532

Total realized gain (loss) and change in unrealized appreciation (depreciation) on investments	(10,752,714)	2,895,850	(10,683,560)	(6,193,563)

Net increase (decrease) in net assets resulting from operations	$(8,847,940)	$6,042,089	$(4,092,470)	$3,234,503

Basic and diluted:
Earnings per share	$(0.61)	$0.42	$(0.28)	$0.22
Weighted average shares of common stock outstanding	14,421,798	14,404,510	14,396,201	14,389,163
Distributions paid per common share	$0.52	$0.24	$0.60	$0.63

About Investcorp Credit Management BDC, Inc.

The Company is an externally managed, closed-end, non-diversified management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940. The Company’s investment objective is to maximize the total return to its stockholders in the form of current income and capital appreciation through debt and related equity investments by targeting investment opportunities with favorable risk-adjusted returns. The Company seeks to invest primarily in middle-market companies that have annual revenues of at least $50 million and earnings before interest, taxes, depreciation, and amortization of at least $15 million. The Company’s investment activities are managed by its investment adviser, CM Investment Partners LLC (“CMIP”). Investcorp Credit Management US LLC (“Investcorp”), a subsidiary of Investcorp Bank B.S.C., controls CMIP. To learn more about Investcorp Credit Management BDC, Inc., please visit www.icmbdc.com.

Forward-Looking Statements

Statements included in this press release and made on the earnings call for the quarter and year ended December 31, 2025, may contain “forward-looking statements,” which relate to future performance, operating results, events, financial condition and/or exploration of strategic alternatives. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” and variations of these words and similar expressions are intended to identify forward-looking statements. Any forward-looking statements, including statements other than statements of historical facts, included in this press release or made on the earnings call are based upon current expectations, are inherently uncertain, and involve a number of assumptions and substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company’s control.

Investors are cautioned not to place undue reliance on these forward-looking statements. Any such statements are likely to be affected by other unknowable future events and conditions, which the Company may or may not have considered, including, without limitation, changes in base interest rates and the effects of significant market volatility on our business, our portfolio companies, our industry and the global economy. Accordingly, such statements cannot be guarantees or assurances of any aspect of future performance or events. Actual results may differ materially from those anticipated in any forward-looking statements as a result of a number of factors and risks. More information on these risks and other potential factors that could affect actual events and the Company’s performance and financial results, including important factors that could cause actual results to differ materially from plans, estimates or expectations included herein or discussed on the earnings call, is or will be included in the Company’s filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s 2025 Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q. All forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

Contacts

Investcorp Credit Management BDC, Inc.

Investor Relations

Email: icmbinfo@investcorp.com

Phone: (212) 703-1154